                                   EXHIBIT 11

                            DUPONT PHOTOMASKS, INC.

                         EARNINGS PER SHARE COMPUTATION

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                  (UNAUDITED)

                                                                                         QUARTER ENDED SEPTEMBER
                                                                                                 30, 1996
                                                                                        --------------------------
                                                                                                         FULLY
                                                                                          PRIMARY       DILUTED
                                                                                        ------------  ------------
Weighted average shares outstanding...................................................    15,100,000   15,100,000
Dilutive effect of stock performance plans............................................       246,912      345,651
                                                                                        ------------  ------------
                                                                                          15,346,912   15,445,651
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Net income............................................................................  $      9,015   $    9,015
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Earnings per share....................................................................  $       0.58   $     0.58
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                                                                                         QUARTER ENDED SEPTEMBER
                                                                                                 30, 1997
                                                                                        --------------------------
                                                                                                         FULLY
                                                                                          PRIMARY       DILUTED
                                                                                        ------------  ------------
Weighted average shares outstanding...................................................    15,129,611   15,129,611
Dilutive effect of stock performance plans............................................       555,379      656,158
                                                                                        ------------  ------------
                                                                                          15,684,990   15,785,769
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Net income............................................................................  $      9,203   $    9,203
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Earnings per share....................................................................  $       0.59   $     0.58
                                                                                        ------------  ------------
                                                                                        ------------  ------------

         The accompanying notes are an integral part of this statement.